Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form F-1 of Sono Group N.V. of our report dated April 19, 2022 relating to the financial statements of Sono Group N.V., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
Munich, Germany
June 23, 2022
PricewaterhouseCoopers GmbH
Wirtschaftsprüfungsgesellschaft
/s/Alexander Fiedler Wirtschaftsprüfer (German Public Auditor)	/s/ppa. Sylvia Eichler Wirtschaftsprüferin (German Public Auditor)